Exhibit 99.1

Investor and Media Contact:	Steve Zenker
(239) 498-8066
stevezenker@wcicommunities.com

FOR IMMEDIATE RELEASE

WCI COMMUNITIES OBTAINS WAIVER AND AMENDMENT OF CREDIT

AND LOAN FACILITIES

Bonita Springs, FL (August 20, 2007) – WCI Communities, Inc. (NYSE: WCI), a leading builder of traditional and tower residences in highly amenitized lifestyle communities, today reported that on August 17, 2007 it reached an agreement with its lenders to amend the Company’s Revolving Credit Facility, Term Loan Agreement, and Tower Facility. The amendments are intended to provide for, among other things, greater operational flexibility in the current market environment. The amendments provide for a waiver or consent to any default arising from certain changes in the composition of WCI’s board of directors, adjust the pricing of the loans under the facilities, provide for certain commitment reductions, provide collateral for the loans, adjust certain financial coverage ratios and other covenants, and make certain other modifications. The Company’s borrowing capacity under the Revolving Credit Facility has been reduced from $850 million to $700 million, with subsequent reductions to $600 million on July 1, 2008, and to $550 million on July 1, 2009. The Term Loan Agreement has been reduced from $300.0 million to $262.5 million, with a subsequent reduction to $225.0 million on July 1, 2008. As of June 30, 2007, the balance on the Revolving Credit Facility was $360.6 million, the balance on the Term Loan Agreement was $300.0 million, and the balance on the Tower Facility was $371.5 million. More details on the amended agreements can be found in the Current Report on Form 8-K that WCI expects to file today with the SEC.

About WCI

WCI Communities, Inc., named America's Best Builder in 2004 by the National Association of Home Builders and Builder Magazine, has been creating amenity-rich, master-planned lifestyle communities since 1946. Florida-based WCI caters to primary, retirement, and second-home buyers in Florida, New York, New Jersey, Connecticut, Maryland and Virginia. The company offers traditional and tower home choices with prices from the high-$100,000s to more than $10 million and features a wide array of recreational amenities in its communities. In addition to homebuilding, WCI generates revenues from its Prudential Florida WCI Realty Division, and title businesses, and its recreational amenities, as well as through land sales and joint ventures. The company currently owns and controls developable land on which the company plans to build over 19,500 traditional and tower homes.

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For more information about WCI and its residential communities visit

www.wcicommunities.com

Forward-looking statements:

Certain information included herein and in other company reports, Securities and Exchange Commission filings, statements and presentations is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements about the company's anticipated operating results, financial resources, ability to acquire land, ability to sell homes and properties, ability to deliver homes from backlog, and ability to secure materials and subcontractors. Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other company reports, filings, statements and presentations. These risks and uncertainties include WCI's ability to compete in real estate markets where we conduct business; the availability and cost of land in desirable areas in its geographic markets and our ability to expand successfully into those areas; WCI's ability to obtain necessary permits and approvals for the development of its lands; the availability of capital to WCI and our ability to effect growth strategies successfully; WCI's ability to pay principal and interest on its current and future debts; WCI’s ability to amend its bank agreements as needed from time to time to obtain covenant relief during the market downturn; WCI's ability to maintain or increase historical revenues and profit margins; WCI's ability to collect contract receivables from buyers purchasing homes as investments; availability of labor and materials and material increases in insurance, labor and material costs; increases in interest rates and availability of mortgage financing; the ability of prospective residential buyers to obtain mortgage financing due to tightening credit markets, appraisal problems or other factors; increases in construction and homeowner insurance and availability of insurance, the level of consumer confidence; the negative impact of claims for contract rescission or cancellation by contract purchasers due to various factors including the increase in the cost of condominium insurance; adverse legislation or regulations; unanticipated litigation or adverse legal proceedings; ability to retain employees; changes in generally accepted accounting principles; natural disasters; and changes in general economic, real estate and business conditions. If one or more of the assumptions underlying our forward-looking statements proves incorrect, then the company's actual results, performance or achievements could differ materially from those expressed in, or implied by the forward-looking statements contained in this report. Therefore, we caution you not to place undue reliance on our forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This statement is provided as permitted by the Private Securities Litigation Reform Act of 1995.

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